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                                                                  Exhibit 10.25



                       AMENDMENT NO. 5 TO CREDIT AGREEMENT


         THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT (the "Amendment") is dated as of November 16, 2000, and is made by and among RENT-WAY, INC., a Pennsylvania corporation, for itself and as successor by merger to RENTAVISION, INC., a New York corporation (the "Borrower"), RENT-WAY OF TTIG, L.P., an Indiana limited partnership (the "Co-Borrower"), each of the GUARANTORS, each of the LENDERS (as defined in the Credit Agreement defined below), NATIONAL CITY BANK OF PENNSYLVANIA in its capacity as administrative agent for the Lenders under the Credit Agreement (hereinafter referred to in such capacity as the "Administrative Agent"), BANK OF AMERICA, N.A., in its capacity as documentation agent for the Lenders, and BANK OF MONTREAL and HARRIS TRUST AND SAVINGS BANK, in their capacity as syndication agents.

                              W I T N E S S E T H:

                  WHEREAS, the parties hereto are parties to that certain Credit Agreement dated as of September 23, 1999, as amended by Amendment No. 1 thereto dated as of November 17, 1999, Amendment No. 2 thereto dated as of December 6, 1999, Amendment No. 3 thereto dated as of December 7, 1999 and Amendment No. 4 dated as of June 28, 2000 (collectively, the "Credit Agreement"), pursuant to which the Lenders provided to the Borrower and the Co-Borrower a revolving credit facility in the maximum principal amount of $114,444,444.46, Term Loans A in the principal amount of $143,055,555.54 and Term Loans B in the principal amount of $177,500,000.00;

                  WHEREAS, Buchanan Ingersoll, P.C., as counsel to the Administrative Agent, and Ross & Hardies, as counsel to the Audit Committee, and to those members of the Board of Directors who are not employees ("Outside Directors"), of the Borrower and Co-Borrower (both firms collectively referred to as, "Counsel"), have jointly retained Ernst & Young, LLP ("E&Y") to conduct a review of (1) certain financial projections the Borrower and Co-Borrower submit to the Administrative Agent and Lenders in connection with the request of the Loan Parties for waivers of compliance of certain provisions of the Credit Agreement and (2) the books and records of the Loan Parties (such review to be collectively referred to as the "E&Y Reviews");

                  WHEREAS, certain information that is nonpublic and confidential or proprietary in nature that pertains to, or is prepared in connection with, the E&Y Reviews will be provided to the Lenders for the purpose of assisting the Lenders in determining whether to provide to the Borrowers and Co-Borrower waivers of compliance of certain provisions in the Credit Agreement and continued financing under the Credit Agreement.

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

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         1. Definitions. Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2. Confidentiality.

         (a) Section 11.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "The Administrative Agent and the Lenders each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower and the Co-Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Administrative Agent and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, Affiliates, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality; (ii) in connection with the exercise, preservation or protection of any right or remedy under the Credit Agreement, applicable law or in equity, including without limitation in connection with any litigation or any proof of claim, adequate protection, relief from stay or other proceeding in any bankruptcy case; (iii) in connection with the defense of any claim, counterclaim, crossclaim or cause of action commenced or threatened to be commenced against the Administrative Agent or any Lender, or its or their counsel, including without limitation any litigation, arbitration or administrative proceeding; (iv) to potential assignees and participants as contemplated by Section 11.11; (v) to the extent requested by any bank regulatory authority or, with notice to the Borrower and the Co-Borrower (to the extent permitted by applicable Law), as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement; (vi) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions; or (vii) if the Borrower or the Co-Borrower shall have consented to such disclosure."

         (b) Pursuant to Section 11.12 of the Credit Agreement, the Borrower and the Co-Borrower hereby designate as confidential information all information pertaining to E&Y Reviews as confidential and to treat and use all such information as confidential information in accordance with the provisions of
Section 11.12 thereof. Without limiting the generality of the foregoing, the parties hereto agree that confidential information includes all oral and written communications concerning the E&Y Reviews between or among any of the parties hereto, any member of the Audit Committee, any members of the Board of Directors who are not employees of the Borrower or Co-Borrower (the "Outside Directors"), E&Y or any of their respective counsel (collectively, the "Financial Confidential Information").

         (c) Upon receipt by any of the parties hereto, the Audit Committee, the Outside Directors or any of their respective counsel of any request by any third party or service of legal process (including subpoena) upon any such person or entity to divulge any Financial Confidential Information (collectively, a "Demand"), the person or entity upon whom such


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Demand is made, will promptly inform counsel set forth in item (e) below, the
Audit Committee and the Outside Directors, and where applicable provide a copy of any such Demand to counsel at the addresses listed below and to the Borrower and Co-Borrower in the manner provided in Section 11.6 of the Credit Agreement, so that the Audit Committee and the Outside Directors and their counsel, the Borrower or Co-Borrower may, at no cost to the Administrative Agent or any Lender, take all steps deemed necessary to prevent the disclosure of the requested Financial Confidential Information.

         (d) Solely with respect to Financial Confidential Information, the Audit Committee and the Outside Directors shall be a beneficiary of the rights and protections of the provisions of this Amendment No. 5 and Section 11.12 of the Credit Agreement.

         (e) Copies of the Demands are to be forwarded to counsel via facsimile, as follows:

                  (1) Buchanan Ingersoll Professional Corporation
                      One Oxford Centre, 20th Floor
                      301 Grant Street
                      Pittsburgh, PA  15219-1410
                      (412) 562-3927
                      (412) 562-1041 (Fax)

                      Attention:  Thomas S. Galey, Esq.

                  (2) To: Counsel to the Audit Committee and Outside Directors
                      Ross & Hardies
                      65 E. 55th Street
                      New York, NY 10022
                      (212) 715-6275 (Fax)

                      Attention: Menachem Rosenzaft, Esq.


         3. Retention of Other Financial Advisors. The Borrower, the Co-Borrower and the Audit Committee hereby acknowledge and agree that the retention of E&Y by counsel for the Administrative Agent may be terminated at any time in the sole discretion of such counsel. The Borrower and the Co-Borrower further agree that the Administrative Agent or counsel for the Administrative Agent shall engage a different or an additional independent accounting firm or other financial advisor (the "Other Advisors") (in addition to E&Y) and the fees and expenses of such Other Advisors shall be paid and reimbursed by the Borrower and the Co-Borrower. The Borrower and the Co-Borrower, jointly and severally, unconditionally agree to pay or reimburse and hold the Administrative Agent harmless against claims of the Other Advisors for payment of fees and expenses. The engagement of the Other Advisors shall be within the sole and absolute discretion of the Administrative Agent or its counsel and the reimbursement and indemnification provisions of Section 10.5 of the Credit Agreement shall be applicable to all such engagements.



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         4. Force and Effect. Except as expressly modified by this Amendment, the Credit Agreement and other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof.

         5. Effective Date. This Amendment No. 5 shall be dated as of and shall be effective as of the date and year first above written, which date shall be the date of satisfaction of all conditions precedent to effectiveness set forth in this Agreement.


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